                                                                 EXHIBIT (d)(ii)

                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                        THE MANAGEMENT AGREEMENT BETWEEN
                      THE AMERICAN AADVANTAGE SELECT FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.

         The attached amended Schedule A is hereby incorporated into the Management Agreement dated December 31, 1999 (the "Agreement") between the American AAdvantage Select Funds and AMR Investment Services, Inc. To the extent that there is any conflict between the terms of the Agreement and these Supplemental Terms and Conditions ("Supplement"), this Supplement shall govern.

Dated: November 30, 2001

                                    American AAdvantage Select Funds

                                    By:
                                        ----------------------------------------
                                          Barry Y. Greenberg
                                          Vice President and Assistant Secretary

                                    AMR Investment Services, Inc.

                                    By:
                                        ----------------------------------------
                                            William F. Quinn
                                            President

                                     AMENDED
                                   SCHEDULE A
                       TO THE MANAGEMENT AGREEMENT BETWEEN
                          AMR INVESTMENT SERVICES, INC.
                                     AND THE
                        AMERICAN AADVANTAGE SELECT FUNDS

         As compensation pursuant to section 7 of the Management Agreement between AMR Investment Services, Inc. (the "Manager") and American AAdvantage Select Funds (the "Select Trust"), the Select Trust shall pay to the Manager a fee, computed daily and paid monthly, at the annual rate of 0.10% of the net assets of the Money Market Select Fund and U.S. Government Money Market Select Fund, based on average daily net assets.

         To the extent that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company, however, the Select Trust shall not pay the Manager a Management Fee.



DATED:  November 30, 2001